Exhibit 10.27

RELEASE FROM DEDICATION

(Section 13-T7N-R4W, Grady, County OK)

WHEREAS, ROAN RESOURCES, LLC, (“Producer”) and Blue Mountain Midstream LLC (“Blue Mountain”) are parties to that certain Amended and Restated Gas Gathering and Processing Agreement dated April 1, 2017 in which Producer dedicated certain leasehold interests and lands including Producer’s Gas (“Agreement”);

WHEREAS, the Agreement includes a dedication of Producer’s Gas, as defined therein, between Producer and Blue Mountain that includes Section 13-T7N-R4W (“Section 13”), Grady County Oklahoma;

WHEREAS, Producer and Blue Mountain desire that Section 13 and Producer’s Gas, as defined in the Agreement, from Section 13 be released from the dedication.

NOW, THEREFORE, Producer and Blue Mountain hereby agree that Section 13, and only Section 13, is released from the dedication of Producer’s Gas as defined in the Agreement, and Producer waives, in this instance, the requirement contained in Section 10.3(c) of Exhibit A of the Agreement for Blue Mountain to release any additional acreage.

This Release from Dedication may be executed in duplicate counterparts, each of which shall be deemed an original instrument, but which together shall constitute but one and the same instrument.

EXECUTED effective as of the 9th day of October, 2018.

ROAN RESOURCES LLC

By:	/s/ Roger D. Brown
Name:	Roger D. Brown
Title:	Marketing/Midstream Manager

BLUE MOUNTAIN MIDSTREAM LLC

By and through its agent, Riviera Operating, LLC

f/k/a Linn Operating, LLC

By:	/s/ David A. Weathers
Name:	David A. Weathers
Title:	Executive Vice President and Chief Commercial Officer